UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

PRESIDIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Penn Plaza, Suite 2832, New York, New York 10119

(Address of principal executive offices)

Registrant’s telephone number: (212) 652-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 21, 2017, Presidio, Inc. (the “Company”) issued a press release in connection with the closing of its previously announced secondary public offering of 8,000,000 shares of the Company’s common stock by certain funds affiliated with Apollo Global Management, LLC (the “Selling Stockholder”) at a price to the public of $14.25 per share. In addition, the underwriters purchased an additional 1,200,000 shares of common stock from the Selling Stockholder. The Company did not sell any shares and did not receive any proceeds from the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated November 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2017

PRESIDIO, INC.

By:	/s/ Elliot Brecher
Elliot Brecher Senior Vice President and General Counsel